Exhibit 10.1

STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this “Agreement”) is made and entered into this 13th day of December, 2004, by and among Harold Friedman, in his individual capacity (“Mr. Friedman”), and the Sarah F Zoldan Harold Friedman Testamentary Trust (the “Trust”), and Friedman Industries, Incorporated, a Texas corporation (“Buyer”). Mr. Friedman and the Trust are collectively referred to herein as “Sellers”.

W I T N E S S E T H:

     WHEREAS, Sellers desires to sell, and Buyer desires to acquire, an aggregate of 624,207 shares of common stock, par value $1.00, of Buyer (the “Shares”), in consideration of an aggregate of $2,767,734 (the “Purchase Price”), all upon the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer herewith has purchased from Sellers, and Sellers herewith have sold to Buyer, the Shares, for the Purchase Price.

     1.2 Delivery of Shares. Sellers have herewith delivered and surrendered to Buyer certificates representing the Shares, duly endorsed in blank and accompanied by appropriate stock powers, assignments and such instruments of conveyance as have been reasonably requested by Buyer to evidence the sale and purchase of the Shares hereunder.

     1.3 Delivery of Purchase Price. In reliance on the representations and warranties of Sellers set forth in this Agreement and in full consideration of the transfer by Sellers to Buyer of the Shares, Buyer has delivered the Purchase Price to Sellers by wire transfer of $2,767,734 to a bank account specified by Sellers.

ARTICLE 2

CLOSING

     The consummation of the transactions contemplated by this Agreement (the “Closing”) took place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Houston, Texas, at 1:00 p.m. (Houston time) on the date hereof (the “Closing Date”). All transactions contemplated by this Agreement to be consummated at the Closing shall be deemed to have occurred simultaneously.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF SELLERS

     Sellers jointly and severally represent and warrant to Buyer and covenant and agree as follows:

     3.1 Ownership. Mr. Friedman and the Trust are the record and beneficial owner of 461,286 and 162,921, respectively, of the Shares and each owns his or its respective Shares free and clear of any liens, pledges, mortgages, claims, charges, security interests or other encumbrances, options, defects or other rights of any third person of any nature whatsoever (individually, a “Lien and collectively, “Liens”). Each Seller has full authority to transfer his or its respective Shares and, upon Buyer’s purchase of the Shares, Buyer will acquire the Shares free and clear of all Liens.

     3.2 Validity of Agreement and Conflict with Other Agreements.

          (a) Each Seller has all requisite legal right, power, capacity and authority to execute and deliver this Agreement and to perform fully his or its obligations hereunder. This Agreement has been duly executed and delivered by each Seller and is the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

          (b) The execution, delivery and performance of this Agreement by each Seller and the consummation of the transactions contemplated hereby by each Seller will not, with or without the passage of time or the giving of notice or both:

               (i) conflict with, constitute a breach, violation or termination of any provision of, or constitute a default or require any consent, approval or other third party action under, any contract, agreement, indenture, note, lease, mortgage, license, commitment or other binding arrangement to which either Seller is a party or by which either Seller or his or its respective Shares may be bound;

               (ii) result in an acceleration or increase of any amounts due from either Seller to any Person;

               (iii) result in the creation or imposition of any Lien on the Shares;

               (iv) violate any provision of law, judgment, rule, order, decree or any other restriction applicable to either Seller; or

               (v) require any consent or approval of, or filing with or notice to, any public or governmental body or authority, under any provision of law applicable to Seller, other than those required to be filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto.

3.3	No Violations.

          (a) The consummation of the transactions contemplated hereby will not cause any violation of any order of any governmental entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to either Seller or to any of Sellers’ properties or assets.

          (b) There is no currently pending proceedings nor to the knowledge of either Seller have any proceedings been filed or threatened against either Seller or Sellers’ properties or assets, at law or in equity, before or by any governmental entity that, if adversely determined, might jeopardize or materially adversely affect the transactions contemplated by this Agreement or materially and adversely affect the use of or value of the Shares.

3.4 No Bankruptcy. Neither Seller has: (i) filed for voluntary bankruptcy (or have commenced against him an involuntary bankruptcy) under any chapter or section of the United States Bankruptcy Code; (ii) been adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the United States Bankruptcy Code; (iii) made any general assignment for the benefit of creditors; (iv) been unable, or stated that he is unable, to pay his debts as they become due or (v) taken any preliminary action with respect to the matters described in clauses (i) or (iii).

3.5 Finder’s Fees. Neither Seller has employed nor retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder’s fees or commissions, with respect to the sale by Sellers of the Shares or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1 Corporate Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

     4.2 Validity of Agreement and Conflict with Other Instruments.

           (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

           (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

           (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not, with or without the passage of time or the giving of notice or both:

               (i) conflict with, constitute a breach, violation or termination of any provision of, or constitute a default under, any contract, agreement, indenture, note, lease, mortgage, license, commitment or other binding arrangement to which Buyer is a party or by which Buyer may be bound;

               (ii) conflict with or violate the articles of incorporation or the bylaws of Buyer;

               (iii) violate any provision of law, judgment, rule, order, decree or any other restriction applicable to Buyer; or

               (iv) require any consent or approval of, or filing with or notice to, any public or governmental body or authority, under any provision of law applicable to Buyer other than those required to be filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto.

     4.3 No Violations or Litigation.

           (a) The consummation of the transactions contemplated hereby will not cause any violation of any order of any governmental entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to Buyer or to any of Buyer’s properties or assets.

           (b) There is no currently pending proceedings nor to the knowledge of Buyer have any proceedings been filed or threatened against Buyer, at law or in equity, before or by any governmental entity that, if adversely determined, might jeopardize or materially adversely affect the transactions contemplated by this Agreement.

     4.4 No Bankruptcy. Buyer has not: (i) filed for voluntary bankruptcy (or have commenced against it an involuntary bankruptcy) under any chapter or section of the United States Bankruptcy Code; (ii) been adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the United States Bankruptcy Code; (iii) made any general assignment for the benefit of creditors; (iv) been unable, or stated that it is unable, to pay its debts as they become due or (v) taken any preliminary action with respect to the matters described in clauses (i) or (iii).

     4.5 Finder’s Fees. Other than GulfStar Group, Buyer has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder’s fees or commissions, with respect to the sale by Seller of the Shares or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission.

ARTICLE 5

INDEMNIFICATION

     5.1 Sellers’ Indemnity. Subject to the provisions of this Article 5, Sellers, jointly and severally, agree to indemnify and hold Buyer and its officers, directors, shareholders, agents, employees, representatives, successors and assigns (said Persons being sometimes referred to in this Section 5.1 as “Buyer’s Indemnitees”) harmless from and against and in respect of any loss, cost, claim, demand, assessment, judgment, liability, damage or expense (including interest, penalties and attorneys’ and accountants’ fees) (collectively “Buyer’s Damages”), arising out of or resulting from, and shall pay Buyer’s Indemnitees the full amount of Buyer’s Damages that Buyer’s Indemnitees may be obligated to pay on account of any breach of any representation or warranty or failure to perform any covenant or agreement made or undertaken by Sellers in this Agreement.

     5.2 Buyer’s Indemnity. Subject to the provisions of this Article 5, Buyer agrees to indemnify and hold Sellers, their agents, representatives, successors and assigns (said Persons being sometimes referred to in this Section 5.2 as “Sellers’ Indemnitees”) harmless from and against and in respect of any loss, cost, claim, demand, assessment, judgment, liability, damage or expense (including interest, penalties, and attorney’s and accountant’s fees) (collectively “Sellers’ Damages”) arising out of or resulting from, and shall pay Sellers’ Indemnitees the full amount thereof that Sellers’ Indemnitees may be obligated to pay on account of any breach of any representation or warranty or failure to perform any covenant or agreement made or undertaken by Buyer in this Agreement.

     5.3 Procedure. All claims for indemnification by a party under this Article 5 (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the “Indemnified Party” and the “Indemnifying Party”, respectively) shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall, promptly but in any event within 30 days of the receipt thereof, give notice (the “Claim Notice”) to the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon either party in its effort to collect the final amount of such claim or demand. To the extent the Indemnifying Party is prejudiced thereby, the failure to so notify the Indemnifying Party of any such claims or action shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in this Article 5, but only to the extent of the actual loss incurred, and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise than under this Article 5. In any case, if any such actions shall be brought against the Indemnified Party and the Indemnified Party shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense with counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party does not assume such defense by written notice to the Indemnified Party within 15 days of a request from the Indemnified Party to the Indemnifying Party asking if it intends to assume such defense, the Indemnified Party shall, in its sole discretion, conduct such defense with counsel of its choice. If the Indemnifying Party assumes the defense, the Indemnified Party shall be entitled to participate in the defense at its expense. The settlement of any claim hereunder by the Indemnifying Party may only be made upon the prior approval by the Indemnified Party of the terms of the settlement, which approval shall not be unreasonably withheld, conditioned or delayed, unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. If the Indemnifying Party has assumed the defense of a claim in accordance with this Section 5.3(a), the Indemnified Party shall not settle the claim except with the written consent of the Indemnifying Party or upon the waiver of any claim for indemnity hereunder with respect to such claim.

          (b) If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying Party’s expense, to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand that the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party claim or demand, or any cross-complaint against any Person other than an affiliate of the Indemnified Party.

          (c) If any Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

     5.4 Failure to Pay Indemnification. If and to the extent the Indemnified Party shall make written demand upon the Indemnifying Party for indemnification authorized pursuant to this Article 5 and the Indemnifying Party shall refuse or fail to pay in full within ten business days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnified Party may utilize any legal or equitable remedy to collect from the Indemnifying Party the amount of its Damages plus all costs, including reasonable attorneys’ fees incurred in connection with such collection efforts. Nothing contained herein is intended to limit or constrain the Indemnified Party’s rights against the Indemnifying Party for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnified Party.

ARTICLE 6
NATURE OF STATEMENTS AND SURVIVAL
OF COVENANTS, REPRESENTATIONS,
WARRANTIES AND AGREEMENTS

     All representations and warranties made by the parties in this Agreement or pursuant hereto shall survive the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered at Closing and shall remain in full force and effect for a period of two years following the Closing Date (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the “Survival Period”), except as to representations and warranties as to title to the Shares which shall not terminate. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period.

ARTICLE 7

MISCELLANEOUS

     7.1 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if mailed first-class, postage prepaid, registered or certified mail, or if sent by telegram, telex, facsimile, telecommunication or other similar form of communication (with receipt confirmed), as follows:

If to Sellers to:

Harold Friedman
PMB 175
P.O. Box 31900
Houston, Texas 77231-1900

Copies to:

Courtney & Associates P.C.
2016 State Street
Houston, Texas 77007
Attention: J. Cal Courtney, Jr.
Facsimile: (713) 706-4104
Confirm: (713) 706-4100

If to Buyer, to:

Friedman Industries, Incorporated
1121 Judson Road, Suite 124
Longview, TX 75601
Attention: President
Facsimile: (903) 758-2265
Confirm: (903) 758-3431

Copies to:

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, TX 77010
Attention: Laura Ann Smith
Facsimile: (713) 651-5246
Confirm: (713) 651-5304

or to such other address and to the attention of such other person(s) or officer(s) as any party may designate by written notice. Any notice shall be effective upon delivery.

     7.2 Assignment. No party to this Agreement may sell, transfer, assign, pledge or hypothecate its, his or her rights, interests or obligations under this Agreement.

     7.3 Successors. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors and assigns.

     7.4 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

     7.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, communications and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified or amended, except upon a written instrument executed by Sellers and by a duly authorized representative of Buyer.

     7.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     7.7 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     7.8 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

     7.9 Definition of Person. As used in this Agreement, “Person” shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a government agency.

     7.10 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.12 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

     7.13 Spousal Consent. Mr. Friedman is an individual and is married, therefore, Mr. Friedman’s spouse is also executing this Agreement. By executing this Agreement, Mr. Friedman’s spouse (i) acknowledges that she knows of the contents of this Agreement, (ii) consents to the entering into this Agreement by Sellers and (iii) agrees that this Agreement shall be binding upon her to the extent of her community property interest and/or any other interest.

[SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLERS:

/s/ HAROLD FRIEDMAN

Harold Friedman

SARAH F ZOLDAN HAROLD FRIEDMAN TESTAMENTARY TRUST

By: /s/ HAROLD FRIEDMAN

Name: Harold Friedman Title: Trustee

MR. FRIEDMAN’S SPOUSE:

/s/ BEVERLY FRIEDMAN

Beverly Friedman
BUYER:

FRIEDMAN INDUSTRIES, INCORPORATED By: /s/ BEN HARPER

Name: Ben Harper Title: Senior Vice President – Finance